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                                 EXHIBIT 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of AGL Resources Inc. (the "Registrant") on Form S-8 of our reports dated November 2, 1998 and June 7, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Registrant for the year ended September 30, 1998 and appearing in the Annual Report on Form 11-K of the AGL Resources Inc. Retirement Savings Plus Plan for the year ended December 31, 1998, respectively.


DELOITTE & TOUCHE LLP

Atlanta, Georgia

September 9, 1999